EXHIBIT 23.2

Richardson & Co.
550 Howe Avenue, Suite 210
Sacramento, CA  95825


                          CONSENT OF RICHARDSON AND CO.



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sonoma Valley Bancorp's 1996 Stock Option Plan as amended in April 1999 of our report dated January 30, 2001 with respect to the consolidated financial statements of Sonoma Valley Bancorp and Subsidiary included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                         /s/ Richardson and Co.

Sacramento, California
May 31, 2001